UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 3, 2015

CYTORI THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34375	33-0827593
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3020 Callan Road San Diego, California	92121
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code: (858) 458-0900
Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01                          Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of                  Listing.
On December 3, 2015, Cytori Therapeutics, Inc. (the "Company") received a determination letter from the staff (the "Staff") of The NASDAQ Stock Market LLC ("Nasdaq") stating that the Company has not regained compliance with the minimum bid price requirement for continued listing set forth in Nasdaq Marketplace Rule 5450(a)(1).  As previously disclosed, the Company was initially notified by the Staff on June 4, 2015, that the bid price for its common stock had failed to satisfy the minimum bid price requirement and in accordance with the Nasdaq Listing Rules, the Company was provided 180 calendar days, or by December 1, 2015, to regain compliance with the minimum bid price requirement
Nasdaq's delisting determination will not immediately result in the delisting of the Company's common stock. Pursuant to the determination letter, unless the Company requests a transfer of its securities to The Nasdaq Capital Market or the request for a hearing to appeal this determination is received by the Nasdaq  Hearings Department by no later than 4:00 p.m. Eastern time on December 10, 2015, the Company's common stock will be delisted from The Nasdaq Global Market, trading of the Company's common stock will be suspended at the opening of business on December 14, 2015, and a Form 25-NSE will be filed with the Securities and Exchange Commission, which will remove the Company's securities from listing and registration on Nasdaq.
The Company intends to timely request a hearing to appeal the Staff's determination. Under Nasdaq rules, the delisting of the Company's common stock will be stayed during the pendency of the appeal. While the appeal process is pending, the suspension of trading of the Company's common stock will be stayed, and the Company's common stock will continue to trade on the Nasdaq Global Market until the hearing process concludes and the Hearing Panel issues a written decision.  Although it is the Company's intention to work with the Hearing Panel to remain on The Nasdaq Global Market, the Company also believes that it is eligible to transfer to The Nasdaq Capital Market, which, if such transfer request was granted, would provide a second 180 calendar day period to regain compliance (retroactively measured from December 1, 2015).  However, there can be no assurance that the Nasdaq Hearing Panel will grant the Company's request for continued listing.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYTORI THERAPEUTICS, INC.

December 7, 2015	By:	/s/ Jeremy Hayden
Name: Jeremy Hayden
Title: General Counsel and VP of Business Development